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(h)(ii)(C)                                                  Dated: April 1, 1997
                                                       Amended: January 30, 2001

                                    FORM OF
                                  SCHEDULE A
                                    TO THE
                    MANAGEMENT AND ADMINISTRATION AGREEMENT
                         BETWEEN FIFTH THIRD FUNDS AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP

Name of Fund
------------

Fifth Third Government Money                Fifth Third Equity Income Fund
 Market Fund                                Fifth Third Prime Money
Fifth Third U.S. Treasury Money              Market Fund
 Market Fund                                Fifth Third U.S. Government
Fifth Third Quality Bond Fund                Securities Fund
Fifth Third Ohio Tax Free Bond Fund         Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund                    Fifth Third Balanced Fund
Fifth Third International Equity            Fund Fifth Third Bond Fund for
 Fund                                        Income
                                            Fifth Third Pinnacle Fund
Fifth Third Municipal Bond Fund             Fifth Third Technology Fund
Fifth Third Tax Exempt Money                Fifth Third Worldwide Fund
 Market Fund                                Fifth Third Strategic Income Fund
Fifth Third Ohio Tax Exempt Money           Fifth Third Multicap Value Fund
 Market Fund
Fifth Third Microcap Value Fund

Compensation*
-------------
Annual Rate of:

Twenty one-hundredths of one percent (0.20%) of all Funds' average daily net assets up to $1 billion

Eighteen one-hundredths of one percent (0.18%) of all Funds' average daily net assets in excess of $1 billion up to $2 billion

Seventeen one-hundredths of one percent (0.17%) of all Funds' average daily net assets in excess of $2 billion
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FIFTH THIRD FUNDS                            BISYS FUND SERVICES
                                             LIMITED PARTNERSHIP
                                             By: BISYS Fund Services, Inc.,
                                                 General Partner

 By:                                        By:
    -------------------------                  -------------------------
 Name: Jeffrey Cusick                       Name: Mark Dillon
      -----------------------                    -----------------------
 Title: Vice President                      Title: Executive Vice President


         * All fees are computed daily and paid periodically.
           The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed.